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                                                                    EXHIBIT 3.14

                            ARTICLES OF INCORPORATION

                                       OF

                           GREAT PLAINS HOSPITAL, INC.

         (1) The name of the corporation is:

                           GREAT PLAINS HOSPITAL, INC.

         (2) The period of duration of the corporation shall be perpetual.

         (3) The purposes for which the corporation is organized are:

                  (a) To own, operate, and manage hospitals and related health care facilities.

                  (b) To include the transaction of any or all business for which corporations may be incorporated under the laws of the State of Missouri.

         (4) The aggregate number of shares which the corporation shall have authority to issue is One Hundred (100) all of said shares to be common stock, par value One Dollar ($1.00) per share.

         (5) The corporation shall have one class of stock which is common stock. Stockholders of the corporation shall have no pre-emptive rights.

         (6) The number of directors shall be fixed by, or in the manner provided in, the by-laws, and any change in the number of directors shall be reported to the Secretary of State of Missouri within thirty (30) calendar days of such change.

         (7) The location and mailing address of the initial registered office, and the name of the initial registered agent at such address of the corporation is: C T Corporation System, 314 North Broadway, St. Louis, Missouri 63102.

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         (8) The number of directors constituting the initial board of directors is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors be elected and qualified, are:

--------------------------------------------------------------
      NAME                                   ADDRESS
--------------------------------------------------------------
Charles A. Speir                     1212 Park Place Tower
                                     Birmingham, Alabama 35203
--------------------------------------------------------------
Kerry G. Teel, Jr.                   1212 Park Place Tower
                                     Birmingham, Alabama 35203
--------------------------------------------------------------
Carl M. Holden                       1212 Park Place Tower
                                     Birmingham, Alabama 35203
--------------------------------------------------------------

         (9) The name and address of the incorporator is:

--------------------------------------------------------------
     NAME                                   ADDRESS
--------------------------------------------------------------
Charles A. Speir                     1212 Park Place Tower
                                     Birmingham, Alabama 35203
--------------------------------------------------------------

                                                     /s/ Charles A. Speir
                                                     --------------------
                                                     Charles A. Speir
                                                     Incorporator

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